UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2011 (May 16, 2011)

RFG ACQUISITION II, INC.
(Exact name of registrant as specified in Charter)

Delaware	000-52330	35-2277305
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o RainMaker Financial Group, Inc., PO Box 586, Orland Park, IL 60462
 (Address of Principal Executive Offices)

(312) 286-4826
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 16, 2011, RFG Acquisition II, Inc. (the “Company”) entered into an agreement (the “Option Agreement”) with Granite Investor Group, Inc. (the “Purchaser”), pursuant to which the Purchaser has acquired the right to purchase, at any time through the date that is 150 days from the date of the Option Agreement (the “Option Period”), such number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as shall be required to obtain control of the Company (the “Controlling Shares”) at an aggregate purchase price of $25,000 (the “Purchase Price”), assuming that the Purchase Price, will be utilized to immediately thereupon repurchase all other currently issued and outstanding shares of Common Stock for an aggregate purchase price of $25,000.  The closing (the “Closing”) of the sale of the Controlling Shares, if such sale shall occur, may occur at any time during the Option Period upon at lease twenty (20) days’ prior written notice from the Purchaser (the “Closing Date”). If the Purchaser has not purchased the Controlling Shares prior to the expiration of the Option Period, and the Option Agreement is not extended by the mutual agreement of the Company and the purchaser, the Option Agreement and the Purchaser’s right to purchases the Controlling Shares will terminate on October 13, 2011.

The Purchaser has delivered a $5,000 non-refundable deposit to the Company, which amount will be applied to the Purchase Price at the Closing and is subject to the terms and conditions described in the Option Agreement.

On the Closing Date, the Company shall deliver to the Purchaser the resignations of all of the Company’s officers and directors; provided however, that immediately prior to the resignation of all of the Company’s board of directors, the board of directors shall appoint one director chosen by the Purchaser to serve on the board of directors once all of the Company’s current directors have resigned.

The description of the Option Agreement herein is a summary and is qualified in its entirety by the provisions of the Option Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  There can be no assurances that the transactions contemplated under the Option Agreement will ever be consummated.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Option Agreement by and between the Company and Granite Investor Group, Inc., dated May 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RFG ACQUISITION II, INC.

Date: May 19, 2011	By:	/s/ Richard F. Beston, Jr.
Richard F. Beston, Jr. President